UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2004

The Dow Chemical Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-3433 (Commission File Number)	38-1285128 (I.R.S. Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674

(Address of Principal Executive Offices) (Zip Code)

(989) 636-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

The Dow Chemical Company (the “Registrant”) is filing herewith Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges), which adjusts ratios from prior periods to reflect the recalculation of those ratios to include preferred security dividends from the Registrant’s consolidated subsidiaries.

Item 7. Financial Statements and Exhibits.

(c)    Exhibits

12.1   Computation of Ratio of Earnings to Fixed Charges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY

Date: May 6, 2004	By:	/s/ Frank H. Brod
Frank H. Brod Vice President and Controller

Exhibit Index

Exhibit No.	Description

12.1	Computation of Ratio of Earnings to Fixed Charges

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